Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of

Planet Payment, Inc.

Long Beach, New York

We consent to the use in this Registration Statement on Form S-1 of our report dated July [    ], 2011 relating to the consolidated financial statements of Planet Payment, Inc. and subsidiaries (the “Company”), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Planet Payment, Inc. in Schedule II, included on page F-[    ] of the prospectus, which is part of this registration statement. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

New York, New York

July [    ], 2011